UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 30, 2024

MultiPlan Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue
New York, New York 10003
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	MPLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On July 30, 2024, Michael K. Attal, a member of the Board of Directors (the “Board”) of MultiPlan Corporation (the “Company”), notified the Board that, in connection with the end of his employment with Hellman & Friedman, LLC, he was resigning from the Board (and its committees on which he serves) effective as of August 1, 2024. In accordance with the terms of the Investor Rights Agreement, dated as of July 12, 2020 (as amended, the “IRA”), by and among the Company and the other parties thereto, Mr. Attal was nominated as a director of the Company by Hellman & Friedman VIII, L.P., in its capacity as the Seller Representative under the IRA. Mr. Attal’s resignation as a director is a result of leaving Hellman & Friedman, LLC and is not the result of any disagreement with the Company, the Company’s management or any other member of the Board.

(b)    On August 1, 2024, MultiPlan Corporation (the “Company”) announced a succession plan whereby Douglas Garis will become the Company’s Executive Vice President, Chief Financial Officer and Treasurer, succeeding James Head on or around August 5, 2024 (the “Transition Date”).

Mr. Head, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, is expected to continue to serve as Executive Vice President, Chief Financial Officer and Treasurer until Mr. Garis’ appointment on the Transition Date and to work closely with Mr. Garis to ensure a smooth transition. On the Transition Date, Mr. Head will remain an employee of the Company and serve as a strategic advisor to the Board of Directors of the Company (the “Board”).

In connection with Mr. Head transitioning to the role of strategic advisor, Mr. Head and the Company entered into a Transition Letter, dated August 1, 2024 (the “Transition Letter”), which provides that:

•During his continued employment in calendar year 2024, Mr. Head shall continue to receive the annual base salary set forth in the employment agreement between Mr. Head and the Company, dated November 15, 2021 (the “Head Employment Agreement”);

•Mr. Head will receive his 2024 bonus amount, based on actual performance (as set forth in the Head Employment Agreement) prorated based on the number of calendar days from January 1, 2024 through the Transition Date. Mr. Head will also be eligible to receive a discretionary bonus, as determined by the Board (or the Compensation Committee of the Board) in its sole discretion;

•Subject to Mr. Head’s continued employment with the Company through December 31, 2024, the options and restricted stock units (the “Incentive Awards”) granted to Mr. Head pursuant to the Company’s 2020 Omnibus Incentive Plan (the “Plan”) that would have vested on March 1, 2025, had Mr. Head remained employed by the Company on such date, shall instead vest on December 31, 2024. Any then-unvested Incentive Awards shall be forfeited for no consideration on December 31, 2024; and

•The restrictive covenants set forth in the Head Employment Agreement shall continue to apply.

(c) On August 1, 2024, the Company and Mr. Garis entered into an employment agreement (the “Garis Employment Agreement”) providing for Mr. Garis’ appointment as Executive Vice President, Chief Financial Officer and Treasurer of the Company on the Transition Date. Pursuant to the Garis Employment Agreement, Mr. Garis is entitled to:

•An annual base salary of $535,000, subject to adjustment by the Compensation Committee of the Board from time to time;

•A sign-on bonus of $250,000, subject to forfeiture if Mr. Garis’ employment is terminated by the Company for “cause” (as defined in the Garis Employment Agreement) or by Mr. Garis without “good reason” (as defined in the Garis Employment Agreement”) prior to the second anniversary of the Transition Date;

•An annual bonus opportunity with a target amount equal to 100% of his annual base salary, with a maximum annual bonus of 150% of his annual base salary, and the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee of the Board; and

•Beginning in 2025, an annual equity grant commensurate with Mr. Garis’ role at the Company, with the type, vesting terms and amount of such annual grant to be determined by the Compensation Committee of the Board in its sole discretion in respect of such applicable year.

In addition, on or within five (5) business days following the Transition Date, the Company plans to grant to Mr. Garis (i) a number of stock options having a Black-Scholes value equal to $1,000,000, with an exercise price equal to the fair market value of a share of the Company’s Class A Common Stock at market close on the date of grant, and (ii) a number of time-based restricted stock units equal to $1,000,000 divided by the fair market value of the Company’s Class A Common Stock on the date of grant. The stock options and time-based restricted stock units shall vest over a three-year period following the first anniversary of the Transition Date, in substantially equal annual installments, subject to his continued employment and the terms and conditions of the Plan and the award agreements evidencing such grants.

In the event of a termination of employment by the Company without “cause” (as defined in the Garis Employment Agreement) or by Mr. Garis for “good reason” (as defined in the Garis Employment Agreement), in each case, subject to his execution of a general release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in the Garis Employment Agreement, Mr. Garis will receive: (i) a cash payment equal to the sum of his annual base salary and target bonus opportunity, payable in 12 equal monthly installments, and (ii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date he obtains other employment that offers group health benefits.

Pursuant to the terms of the Garis Employment Agreement, Mr. Garis is subject to non-competition and non-solicitation covenants that apply during his employment and 12 months following termination of employment with the Company, as well as indefinite covenants of confidentiality and non-disparagement.

The description in this Current Report on Form 8-K of the Transition Letter and the Garis Employment Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Transition Letter and the Garis Employment Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 1, 2024, the Company issued a press release announcing the foregoing transition, including plans for the appointment of Mr. Garis as Executive Vice President, Chief Financial Officer and Treasurer to succeed Mr. Head. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are included in this Form 8-K:

10.1	Transition Letter, dated July 31, 2024, between MultiPlan Corporation and James Head.
10.2	Employment Agreement, dated July 31, 2024, between MultiPlan Corporation and Douglas Garis.
99.1	Press Release, dated August 1, 2024, announcing plans for the new Executive Vice President, Chief Financial Officer and Treasurer of the Company.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

Forward-Looking Statements
This Report includes statements that express management’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including the discussion of the Company’s succession plans. The forward-looking statements contained in this Report are based on current expectations and beliefs concerning future developments and there can be no assurance that future developments will occur as anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, changes in management’s and the Board’s intentions and those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Transition Letter, dated August 1, 2024, between MultiPlan Corporation and James Head.
10.2	Employment Agreement, dated August 1, 2024, between MultiPlan Corporation and Douglas Garis.
99.1	Press Release, dated August 1, 2024, announcing plans for the new Executive Vice President, Chief Financial Officer and Treasurer of the Company.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 1, 2024

                                MultiPlan Corporation

                                By:    /s/ James M. Head
                                Name:    James M. Head
                                Title:    Executive Vice President and Chief Financial Officer